EXHIBIT 10.41



                              BigString Corporation
                             3 Harding Road, Suite F
                           Red Bank, New Jersey 07701
                                 (732) 741-2840


                               September 15, 2006

Robert S. DeMeulemeester
86 Tulip Lane
Red Bank, New Jersey  07701

         Re:      Offer of Employment

Dear Robert:

         I am pleased to advise you that the Board of Directors (the "Board") of BigString Corporation ("BigString") has authorized me to extend this offer of employment to you as provided below.

         1. Employment. If you accept this offer of employment, you will
            ----------
commence employment with BigString on September 18, 2006 (the "Commencement Date"). This offer of employment is not a contract of continuing employment. Your employment with BigString is strictly "at will," which means the employment relationship can be terminated, at any time, with or without Cause (as hereinafter defined), at the option of either BigString or yourself, except as otherwise prohibited by law.

         2. Title and Responsibilities. You will be employed by BigString as its
            --------------------------
Executive Vice President, Chief Financial Officer and Treasurer. As the Executive Vice President, Chief Financial Officer and Treasurer, you generally will be responsible for all financial reporting and for establishing and maintaining financial controls. More specifically, you will be responsible for the integrity of BigString's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance. You also will assume the duties and responsibilities assigned to your offices as set forth in BigString's By-laws, as amended and restated on June 29, 2005, and such other duties and responsibilities as may be assigned to you, from time to time, by the Board and BigString's Audit Committee (the "Audit Committee"). You will generally report to BigString's President and Chief Executive Officer and, at times, directly to the Board and the Audit Committee.

         During your employment with BigString, you shall faithfully perform and discharge the above described duties and responsibilities and any other duty or responsibility deemed appropriate by the Board and Audit Committee, and, except for reasonable vacations, holidays and absences due to temporary illness taken in accordance with BigString's policies, shall devote your full time, energy, skills and attention to the business of BigString, and shall not be engaged or employed in any other business activity whatsoever, whether or not such activity is pursued for gain, profit or other pecuniary advantage, except that you may continue to participate in your boat rental and storage business for so long as such business does not interfere with your duties and responsibilities hereunder.

         3. Compensation and Benefits. Initially, your base salary will be
            -------------------------
$130,000, subject to any withholding required by law. Your base salary will be paid in accordance with standard company policy. In the event that BigString participates in one or more offerings of its securities, and receives, in the aggregate, more than $2,000,000 in net proceeds, your base salary will be increased to $200,000. At such time, you will receive a lump sum payment, subject to any withholding required by law, equal to the difference between (a) the total amount of base salary paid to you up until the date of the increase to your base salary and (b) the total amount of base salary that would have been paid to you up until the date of the increase to your base salary, if your base salary was $200,000 as of the Commencement Date. Further, the Board may, in its sole discretion, increase your base salary at any time and for any reason.

         In addition, during your employment with BigString, BigString agrees to provide fringe benefits to you consistent with the benefits afforded to all full-time employees of BigString, including medical and dental benefits, if any. Moreover, depending on your employment performance, you may be eligible for future equity awards and bonus arrangements, to be determined and awarded at the sole discretion of the Board and BigString's Compensation Committee.

         4. Stock Options. If you accept employment with BigString, you will be
            -------------
awarded, as of the Commencement Date, an Incentive Option under BigString's 2006 Equity Incentive Plan (the "Plan"). Pursuant to the Incentive Option, you will be eligible to purchase 1,800,000 shares of BigString's Common Stock, par value $.0001 per share ("Common Stock"). When vested, 400,000 shares of common stock subject to the Incentive Option will be eligible for purchase at the per share price equal to the Fair Market Value (as such term is defined in the Plan) of one share of Common Stock on the Commencement Date; 600,000 shares of Common Stock subject to the Incentive Option will be eligible for purchase at $.50 per share; 400,000 shares of Common Stock subject to the Incentive Option will be eligible for purchase at $.90 per share; and 400,000 shares of Common Stock subject to the Incentive Option will be eligible for purchase at $1.25 per share. The Incentive Option will vest quarterly over a three year period. In other words, 150,000 shares of Common Stock subject to the Incentive Option will vest at the end of each quarter following the Commencement Date.

         The shares of Common Stock subject to the Incentive Option will vest in order of exercise price, with the shares with the lower exercise price vesting first. As provided in the Plan, the Incentive Option will fully vest in connection with a Change of Control (as such term is defined in the Plan). The Incentive Option will be granted to you pursuant to the Incentive Option Agreement attached hereto as Exhibit "A."

         5. Nomination to Serve as a Member of the Board. Subject to your
            --------------------------------------------
continuing employment with BigString, the Board will include you with its other nominees for director to be

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

acted upon by the stockholders of BigString at BigString's 2007 Annual Meeting of Stockholders. You understand that you will not be nominated to serve on the Board if you are not an employee of BigString at the time the proxy materials to be used in connection with BigString's 2007 Annual Meeting of Stockholders are submitted to the Securities and Exchange Commission.

         6. Severance. If (a) your employment is terminated by BigString for any
            ---------
reason other than Cause (as defined below) after BigString is in receipt of more than $2,000,000 in net proceeds as a result of the offering(s) contemplated in paragraph 3 hereof, or (b) your employment is terminated by BigString or a successor entity for any reason other than Cause after or in connection with a Change of Control (as defined in the Plan), you will receive a lump sum payment equal to two (2) months of your base salary, subject to any withholding required by law, within three (3) days of the date your employment is terminated.

         For purposes of this offer of employment, "Cause" shall mean as follows: (a) you willfully, or as a result of gross negligence on your part, fail substantially to (i) carry out the lawful policies of the Board or (ii) discharge your duties and responsibilities as an executive of BigString for any reason other than your illness or disability, (b) you are convicted of or enter a plea of no contest with respect to a felony, (c) you engage in conduct which is demonstrably and substantially injurious to BigString (as determined in good faith by the Board), or (d) you commit willful or intentional misconduct that has a material adverse effect on BigString.

         7. Confidential Information and Materials. You acknowledge that by
            --------------------------------------
reason of your employment with BigString, you will hereafter become exposed to and/or become knowledgeable about proposals, plans, inventions, practices, systems, programs, subscriptions, strategies, formulas, processes, methods, techniques, research, records, suppliers, sources, customer lists, billing information, any other form of business information and any trade secrets of every kind and character, whether or not they constitute a trade secret under applicable law, which are not known to BigString's competitors and which are kept secret and confidential by BigString (the "Confidential Information"). You therefore agree that at no time during or after your employment with BigString will you disclose or use the Confidential Information or materials to or with any person, firm, business, corporation, association, or other entity for any reason or purpose except as may be required in the prudent course of business for the sole benefit of BigString, or as may be required by a court order or by law.

         8. Company Property. All correspondence, memoranda, notes, records,\
            ----------------
reports, plans, price lists, customer lists, financial statements, catalogs, computer programs, disks, tapes, other papers and other medium on or by which Confidential Information is stored, received, possessed or made by you in connection with your employment by BigString shall be the property of BigString and shall be delivered to BigString upon the termination of your employment or at any other time upon request of BigString, including all copies thereof.

         You agree to disclose to BigString all ideas, inventions and business plans developed by you during your employment with BigString that relate directly or indirectly to the business of BigString, including, without limitation, any design, logo, slogan, advertising campaign or any process, operation, product or improvement which may be patentable or copyrightable. You agree that all patents, licenses, copyrights, tradenames, trademarks, service marks, planning, trade secrets, methods, models, financial information and records, computer software programs, computer animations, creative policies and ideas, budgets, practices, concepts, strategies, research, methods of operation, financial or business projections, designs, logos, slogans and business plans developed or created by you in the course of your employment with BigString, either individually or in collaboration with others, will be deemed works for hire and the sole and absolute property of BigString. You agree, that, at BigString's request and expense, you will take all steps necessary to assign any rights to BigString and secure the rights thereto to BigString by patent, copyright or otherwise.

         9. Equitable Remedies. BigString and you confirm that the restrictions
            ------------------
contained in Sections 7 and 8 hereof are, in view of the nature of the business of BigString, reasonable and necessary to protect the legitimate interests of BigString and that any violation of any provisions of Sections 7 and 8 will result in irreparable injury to BigString. Therefore, you hereby agree that in the event of any breach or threatened breach of the terms or conditions of this offer of employment by you, BigString's remedies at law will be inadequate and, in any such event, BigString shall be entitled to commence an action for preliminary and permanent injunctive relief and other equitable and monetary relief in any court of competent jurisdiction.

         10. Severability. If any provision of this offer of employment or
             ------------
application thereof to any person or circumstance is adjudicated to be invalid or unenforceable in a jurisdiction, such invalidity or unenforceability shall not affect any other provision or application of this offer of employment, which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction.

         11. Entire Agreement, Amendments. This offer of employment contains the
             ----------------------------
entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, oral or written, with respect to the subject matter hereof. This offer of employment may not be changed, amended or modified orally, but may change only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge may be sought.

         12. Governing Law, Consent to Jurisdiction. This offer of employment
             --------------------------------------
shall be governed by and construed in accordance with the laws of the State of New Jersey without application of its conflict of laws rules. The parties hereby submit to the exclusive jurisdiction and venue of the courts of the State of New Jersey or the United States District Court for the State of New Jersey for purposes of any legal action.

         This offer of employment is valid pending approval of employment authorization in the United States. For purposes of federal immigration law, you will be required to provide to BigString documentary evidence of your identity and eligibility for employment in the United States. Please bring one of the following with you on the first day of employment: U.S. birth certificate, U.S. passport, naturalization papers, permanent residence (green card), or voter registration card. Your employment cannot commence until you provide proof of the above.

         To accept employment with BigString pursuant to the terms and subject to the conditions of this offer of employment, please sign the copy of this offer of employment delivered herewith and return same to me. We look forward to you joining our team.

                                         Very truly yours,




                                         /s/ Darin M. Myman
                                         ------------------
                                         DARIN M. MYMAN,
                                         President and Chief Executive Officer

Accepted and Agreed to by:



/s/ Robert S. DeMeulemeester
----------------------------
Robert S. DeMeulemeester

                                    EXHIBIT A

                              BIGSTRING CORPORATION
                           2006 EQUITY INCENTIVE PLAN

                           Incentive Option Agreement
                                   (Employees)

         THIS AGREEMENT (together with Schedule A, attached hereto, this "Agreement"), effective as of the date specified as the "Grant Date" on Schedule A attached hereto, between BIGSTRING CORPORATION, a Delaware corporation (the "Corporation"), and the individual identified on Schedule A attached hereto, an Employee of the Corporation or an Affiliate (the "Participant").

                                R E C I T A L S :
                                 - - - - - - - -

         In furtherance of the purposes of the BigString Corporation 2006 Equity Incentive Plan, as it may be hereafter amended (the "Plan"), the Corporation and the Participant hereby agree as follows:

         1. Incorporation of Plan. The rights and duties of the Corporation and
            ---------------------
the Participant under this Agreement shall in all respects be subject to and governed by this Agreement and the provisions of the Plan, the terms of which are incorporated herein by reference. In the event of any conflict between the provisions in this Agreement and those of the Plan, the provisions of this Agreement shall govern. Unless otherwise defined herein, capitalized terms in this Agreement shall have the same definitions as set forth in the Plan. A copy of the Plan has been delivered to the Participant with this Agreement.

         2. Grant of Incentive Option; Term of Incentive Option. The Corporation
            ---------------------------------------------------
hereby grants to the Participant pursuant to the Plan, an Incentive Option (the "Incentive Option") to purchase 1,800,000 shares (the "Shares") of the Corporation's common stock, par value $.0001 per share ("Common Stock"), at the purchase prices (the "Option Price") specified on Schedule A attached hereto, and subject to such other terms and conditions as may be stated herein, in the Plan or on Schedule A. The Participant expressly acknowledges that the terms of Schedule A shall be incorporated herein by reference and shall constitute part of this Agreement. The Corporation and the Participant further acknowledge and agree that the signatures of the Corporation and the Participant on the Grant Notice contained in Schedule A shall constitute their acceptance of all of the terms of this Agreement and their agreement to be bound by the terms of the Plan. To the extent that the Incentive Option or any portion thereof does not qualify as an Incentive Option under applicable law or the Plan, the Incentive Option or portion thereof, as the case may be, shall be treated as a Nonqualified Option. Except as otherwise provided in the Plan or this Agreement, the Incentive Option will expire if not exercised in full by the Expiration Date specified on Schedule A.

         3. Exercise of Option. Subject to the terms of the Plan and this
            ------------------
Agreement, the Incentive Option shall become exercisable on the date or dates, and subject to such conditions, as are set forth on Schedule A attached hereto. To the extent that a portion of the Incentive Option is or becomes exercisable and is not exercised, such portion shall accumulate and be exercisable by the Participant in whole or in part at any time prior to expiration of the Incentive Option, subject to the terms of the Plan and this Agreement. As provided in the Plan, the Incentive Option will fully vest in connection with a Change in Control (as such term is defined in the Plan). The Participant expressly acknowledges that the Incentive Option may vest and be exercisable only upon such terms and conditions as are provided in this Agreement and the Plan.

         To exercise all or any portion of the Incentive Option, the Participant must provide to the Corporation (a) written notice of such exercise, which is to include the number of shares of the Corporation's Common Stock to be purchased upon such exercise (the "Exercise Notice"), and (b) payment of the Option Price as provided below. The Exercise Notice is to be delivered to the Corporation, at the following address:

                           BigString Corporation
                           3 Harding Road, Suite F
                           Red Bank, New Jersey 07701
                           Attn:  Darin M. Myman
                                  President and Chief
                                  Executive Officer

         Upon the exercise of the Incentive Option in whole or in part and payment of the Option Price in accordance with the provisions of the Plan and this Agreement, the Corporation shall, as soon thereafter as practicable, deliver to the Participant a certificate or certificates for the Shares purchased. Payment of the Option Price may be made in cash or by cash equivalent. However, where permitted by applicable law and approved by the Administrator, payment may also be made (i) by delivery (by either actual delivery or attestation) of shares of Common Stock owned by the Participant at the time of exercise; (ii) by shares of Common Stock withheld upon exercise;
(iii) by such other payment methods as may be approved by the Administrator and which are acceptable under applicable law; or (iv) by any combination of the foregoing methods. Shares delivered or withheld in payment of the Option Price shall be valued at their Fair Market Value on the date of exercise, as determined by the Administrator by applying the provisions of the Plan.

         4. No Right of Employment or Service; Forfeiture of Incentive Option.
            -----------------------------------------------------------------
Neither the Plan, this Agreement nor any other action related to the Plan shall confer upon the Participant any right to continue in the employment or service of the Corporation or an Affiliate or interfere with the right of the Corporation or an Affiliate to terminate the Participant's employment or service at any time. Except as otherwise expressly provided in the Plan or this Agreement or as determined by the Administrator, all rights of the Participant with respect to the Incentive Option shall terminate upon termination of the employment of the Participant with the Corporation or an Affiliate.

         5. Termination of Employment. Unless the Administrator determines
            -------------------------
otherwise, the Incentive Option shall not be exercised unless the Participant is, at the time of exercise, an Employee and has been an Employee continuously since the date the Incentive Option was granted, subject to the following:

            (a) The employment relationship of the Participant shall be treated as continuing intact for any period that the Participant is on military or sick leave or other bona fide leave of absence, provided that the period of such leave does not exceed 90 days, or, if longer, as long as the Participant's right to reemployment is guaranteed either by statute or by contract. The employment relationship of the Participant shall also be treated as continuing intact while the Participant is not in active service because of Disability. The Administrator shall have sole authority to determine whether the Participant is disabled and, if applicable, the Participant's Termination Date.

            (b) Unless the Administrator determines otherwise, if the employment of the Participant is terminated because of Disability or death, the Incentive Option may be exercised only to the extent vested and exercisable on the Participant's Termination Date. The Incentive Option must be exercised, if at all, prior to the first to occur of the following, whichever shall be applicable
(X) the close of the period of 12 months next succeeding the Termination Date; or (Y) the close of the Option Period. In the event of the Participant's death, the Incentive Option shall be exercisable by such person or persons as shall have acquired the right to exercise the Incentive Option by will or by the laws of intestate succession.

            (c) Unless the Administrator determines otherwise, if the employment of the Participant is terminated for any reason, including Retirement, other than Disability, death or for Cause, the Incentive Option may be exercised to the extent vested and exercisable on his Termination Date. The Incentive Option must be exercised, if at all, prior to the first to occur of the following, whichever shall be applicable: (X) the close of the period of three months next succeeding the Termination Date; or (Y) the close of the Option Period. If the Participant dies following such termination of employment and prior to the date specified in (X) of this subparagraph (c), the Participant shall be treated as having died while employed under subparagraph (b) immediately preceding (treating for this purpose the Participant's date of termination of employment as the Termination Date). In the event of the Participant's death, the Incentive Option shall be exercisable by such person or persons as shall have acquired the right to exercise the Incentive Option by will or by the laws of intestate succession.

            (d) Unless the Administrator determines otherwise, if the employment of the Participant is terminated for Cause, the Incentive Option shall lapse and no longer be exercisable as of his Termination Date, as determined by the Administrator.

         6. Notice of Disposition. If Shares of Common Stock acquired upon
            ---------------------
exercise of the Incentive Option are disposed of within two years following the date of grant or one year following the transfer of such Shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Corporation in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Administrator may reasonably require.

         7. Limitation on Incentive Options. In no event shall there first
            -------------------------------
become exercisable by the Participant in any one calendar year Incentive Options granted by the Corporation or any Parent or Subsidiary with respect to shares of Common Stock having an aggregate Fair Market Value (determined at the time an Incentive Option is granted) greater than $100,000. To the extent that any Incentive Options are first exercisable by the Participant in excess of such limitation, the excess shall be considered a Nonqualified Option.

         8. Nontransferability of Incentive Option. The Incentive Option shall
            --------------------------------------
not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws or intestate succession, or, in the Administrator's discretion, as may otherwise be permitted in accordance with
Section 422 of the Code and related regulations. To the extent that this Incentive Option is treated as a Nonqualified Option, the Incentive Option shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, except as may be permitted by the Administrator. Except as may be permitted by the preceding sentences, the Incentive Option shall be exercisable during the Participant's lifetime only by him or by his guardian or legal representative. The designation of a beneficiary in accordance with the Plan does not constitute a transfer.

         9. Superseding Agreement; Binding Effect. This Agreement, together with
            -------------------------------------
the Plan, supersede any statements, representations or agreements of the Corporation with respect to the grant of the Incentive Option or any related rights, and the Participant hereby waives any rights or claims related to any such statements, representations or agreements. This Agreement does not supersede or amend any existing confidentiality agreement, nonsolicitation agreement, noncompetition agreement, employment agreement or any other similar agreement between the Participant and the Corporation, including, but not limited to, any restrictive covenants contained in such agreements. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective executors, administrators, heirs, successors and assigns.

         10. Governing Law. Except as otherwise provided in the Plan or herein,
             -------------
this Agreement shall be construed and enforced according to the laws of the State of New Jersey, without regard to the conflict of laws provisions of any state, and in accordance with applicable federal laws of the United States.

         11. Amendment and Termination; Waiver. Subject to the terms of the
             ---------------------------------
Plan, this Agreement may be modified or amended only by the written agreement of the parties hereto. The waiver by the Corporation of a breach of any provision of this Agreement by the Participant shall not operate or be construed as a waiver of any subsequent breach by the Participant. Notwithstanding the foregoing, the Administrator shall have unilateral authority to amend the Plan and this Agreement (without the Participant's consent) to the extent necessary to comply with applicable law or changes to applicable law (including but in no way limited to Code Section 409A and related regulations or other guidance and federal securities laws).

         12. No Rights as Stockholder. The Participant and his legal
             ------------------------
representatives, legatees and distributees shall not be deemed to be the holder of any Shares subject to the Incentive Option and shall not have any rights of a stockholder unless and until the Incentive Option is properly exercised and certificates for the Shares purchased upon such exercise have been issued and delivered to him or them.

         13. Withholding; Tax Matters.
             ------------------------

                  (a) The Participant acknowledges that the Corporation shall require the Participant to pay the Corporation in cash the amount of any tax or other amount required by any governmental authority to be withheld and paid over by the Corporation to such authority for the account of the Participant, and the Participant agrees, as a condition to the grant of the Incentive Option and delivery of the Shares or any other benefit, to satisfy such obligations.

                  (b) The Participant acknowledges that there may be adverse tax consequences upon acquisition or disposition of the Shares subject to the Incentive Option and that the Participant should consult a tax advisor prior to such exercise or disposition. The Participant acknowledges that he has been advised that he should consult with his own attorney, accountant, and/or tax advisor regarding the decision to enter into this Agreement and the consequences thereof. The Participant also acknowledges that the Corporation has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for the Participant.

         14. Administration. The authority to construe and interpret this
             --------------
Agreement and the Plan, and to administer all aspects of the Plan, shall be vested in the Administrator, and the Administrator shall have all powers with respect to this Agreement as are provided in the Plan. Any interpretation of this Agreement by the Administrator and any decision made by it with respect to this Agreement is final and binding.

         15. Notices. Any notices or other communications provided for in this
             -------
Agreement or the Plan shall be in writing and shall be deemed to have been delivered or given (a) when hand delivered, (b) one (1) business day after being sent by overnight courier, and (c) five (5) days after being mailed by registered or certified mail, postage prepaid, return receipt requested, to the party such notice or other communication was delivered or given. Notices shall be directed, if to the Participant, at the Participant's address indicated on Schedule A (or such other address as may be designated by the Participant in a manner acceptable to the Administrator), or, if to the Corporation, at the Corporation's principal office set forth in Section 3 hereof, attention President and Chief Executive Officer. Notice may also be provided by electronic submission, if and to the extent permitted by the Administrator.

         16. Severability. The provisions of this Agreement are severable and if
             ------------
any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

         17. Restrictions on Option and Shares. The Corporation may impose such
             ---------------------------------
restrictions on the Incentive Option and the Shares or other benefits underlying the Incentive Option as it may deem advisable, including, without limitation, restrictions under the federal securities laws, the requirements of any stock exchange or similar organization and any blue sky, state or foreign securities laws applicable to the Incentive Option or the Shares. Notwithstanding any other provision in the Plan or this Agreement to the contrary, the Corporation shall not be obligated to issue, deliver or transfer the Shares, to make any other distribution of benefits, or to take any other action, unless such delivery, distribution or action is in compliance with all applicable laws, rules and regulations (including, but not limited to, the requirements of the federal securities laws). The Corporation may cause a restrictive legend to be placed on any certificate for the Shares issued pursuant to the exercise of the Incentive Option in such form as may be prescribed from time to time by applicable laws and regulations or as may be advised by legal counsel.

         18. Cash Settlement. Notwithstanding any other provision of the Plan or
             ---------------
this Agreement to the contrary, the Administrator may (subject to any requirements imposed under Code Section 409A, related regulations or other guidance) cause the Incentive Option or portion thereof to be cancelled in consideration of an alternative option or cash payment of an equivalent cash value, as determined by the Administrator in its sole discretion, made to the Participant.

         19. Effect of Changes in Status. Unless the Administrator, in its sole
             ---------------------------
discretion, determines otherwise, the Incentive Option shall not be affected by any change in the terms, conditions or status of the Participant's employment, provided that the Participant continues to be in the employ of the Corporation or an Affiliate. Without limiting the foregoing, the Administrator has sole discretion to determine, at the time of grant of the Incentive Option or at any time thereafter, the effect, if any, on the Incentive Option if the Participant's status as an Employee changes, including but not limited to a change from full-time to part-time, or vice versa, or if other similar changes in the nature or scope of the Participant's employment occur.

         20. Right of Offset. Notwithstanding any other provision of the Plan or
             ---------------
this Agreement, the Corporation may reduce the amount of any payment otherwise payable to or on behalf of the Participant by the amount of any obligation of the Participant to the Corporation that is then due and payable and the Participant shall be deemed to have consented to such reduction.

         21. Counterparts; Further Instruments. This Agreement may be executed
             ---------------------------------
in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         22. Further Assurances. The parties hereto agree to execute such
             ------------------
additional instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.


          [Signatures of the Corporation and the Participant follow on
                           Schedule A/Grant Notice.]

                                   Schedule A

                              BIGSTRING CORPORATION
                           2006 EQUITY INCENTIVE PLAN

                           Incentive Option Agreement
                                   (Employees)

                                  Grant Notice

         1. Pursuant to the terms and conditions of the BigString Corporation 2006 Equity Incentive Plan (the "Plan"), you (the "Participant") have been granted an Incentive Option to purchase 1,800,000 shares (the "Shares") of our Common Stock as outlined below.

Name of Participant:                   Robert DeMeulemeester
                                       -----------------------------------------

Address:                               86 Tulip Lane
                                       -----------------------------------------

                                       Red Bank, New Jersey  07701
                                       -----------------------------------------

                                       -----------------------------------------

Grant Date:                            September 18, 2006
                                       -----------------------------------------

Number of Shares Subject to Option     1,800,000
                                       -----------------------------------------

Option Price:                          400,000 shares subject to the Incentive
                                       Option will be eligible for purchase at
                                       the per share price equal to the Fair
                                       Market Value of one share of Common
                                       Stock on the grant date(1); 600,000
                                       shares of Common Stock subject to the
                                       Incentive Option will be eligible for
                                       purchase at $.50 per share; 400,000
                                       shares of Common Stock subject to the
                                       Incentive Option will be eligible for
                                       purchase at $.90 per share; and 400,000
                                       shares of Common Stock subject to the
                                       Incentive Option will be eligible for
                                       purchase at $1.25 per share.

                                       -----------------------------------------

Type of Option:                        Incentive Option
                                       -----------------------------------------

Expiration Date (Last day of Option
Period):                               September 18, 2016
                                       -----------------------------------------


-------------------

(1) The Fair Market Value of one share of BigString Corporation's Common Stock as of the grant date was $.24. As provided in the Plan, the Fair Market Value of one share of BigString Corporation's Common Stock was determined by using the closing bid price for BigString Corporation's Common Stock on the OTC Bulletin Board on September 15, 2006.

                                       -----------------------------------------

Vesting Schedule/Conditions            1/12 vests 3 months from the grant date;
                                       1/12 vests 6 months from the grant date;
                                       1/12 vests 9 months from the grant date;
                                       1/12 vests on the 1st anniversary of the grant date; 1/12 vests 15 months from the grant date; 1/12 vests 18 months from the grant date; 1/12 vests 21 months from the grant date; 1/12 vests on the 2nd anniversary of the grant date; 1/12 vests 27 months from the grant date; 1/12 vests 30 months from the grant date; 1/12 vests 33 months from the grant date; and 1/12 vests on the 3rd anniversary of the grant date.(2)

                                       -----------------------------------------

         2. By my signature below, I, the Participant, hereby acknowledge receipt of (a) this Grant Notice, (b) the Incentive Option Agreement (the "Agreement"), effective September 18, 2006, between the Participant and BigString Corporation (the "Corporation"), which is attached to this Grant Notice, and (c) a copy of the Plan. I understand that the provisions of this Grant Notice are incorporated by reference into the Agreement and constitute a part of the Agreement. By my signature below, I further agree to be bound by the terms of the Plan and the Agreement, including, but not limited to, the terms of this Grant Notice. The Corporation reserves the right to treat the Incentive Option and the Agreement as cancelled, void and of no effect if the Participant fails to return a signed copy of this Grant Notice by September 29, 2006.

                                      BIGSTRING CORPORATION

                                   By:
                                       -------------------------------------
                                 Name: Darin M. Myman
                                Title: President and Chief Executive Officer

                                       PARTICIPANT

                                       -------------------------------------
                                       Robert DeMeulemeester


--------------------
(2) The shares of Common Stock subject to the Incentive Option will vest in order of exercise price, with the shares with the lower exercise price vesting first.


                                       2